Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DSP GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-2683643
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3120 Scott Boulevard, Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)

DSP GROUP, INC.

2003 Israeli Share Incentive Plan

(Full Title of the Plan)

Eliyahu Ayalon

Chairman and Chief Executive Officer

DSP Group, Inc.

3120 Scott Boulevard

Santa Clara, California 95054

(Name and Address of Agent for Service)

408/986-4300

(Telephone Number, Including Area Code,

of Agent for Service)

With a copy to:

Bruce Alan Mann, Esq.

Morrison & Foerster LLP

425 California Street

San Francisco, California 94105

Calculation of Registration Fee

Title of Securities to be Registered	Number of Shares to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	851,335(1)	$21.33 (2)	$18,158,976 (2)	$1,943.01 (2)

(1)	This Registration Statement on Form S-8 registers 851,335 shares of the Registrant’s Common Stock issuable under the 2003 Israeli Share Incentive Plan.
(2)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low price per share of the Registrant’s Common Stock on the Nasdaq National Market on January 22, 2007.

Part I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement is filed for the purpose of registering additional securities under the 2003 Israeli Share Incentive Plan of DSP Group, Inc. (the “Registrant”), which are the same class as those previously registered on Form S-8s and filed with the Securities and Exchange Act Commission (the “Commission”) on January 27, 2006 (File No. 333-131324), on July 21, 2005 (File No. 333-126773), on February 2, 2004 (File No. 333-112417) and on September 19, 2003 (File No. 333-108937). The contents of the aforementioned Registration Statements, including any amendments thereto or filings incorporated therein, are incorporated herein by reference.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the SEC on March 15, 2006, which includes audited financials for the Registrant’s latest fiscal year.

(b)	All other reports filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K described in (a) above.

(c)	The Registrant’s Registration Statement on Form 8-A (File No. 000-23006) filed with the SEC on December 3, 1993, in which there is described the terms, rights and provisions applicable to the Registrant’s Common Stock, 0.001 per value (the “Common Stock”).

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit No.	Description
5.1	Opinion of Morrison & Foerster LLP as to the legality of the securities being registered.

23.1	Consent of Kost, Forer, Gabbay & Kassierer, a member of Ernst & Young Global, independent registered public accounting firm.

23.2	Consent of Morrison & Foerster LLP (contained in the opinion of counsel filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on January 26, 2007.

DSP GROUP, INC.

By:	/s/ Eliyahu Ayalon
Eliyahu Ayalon
Chairman and Chief Executive Officer

POWER OF ATTORNEY AND ADDITIONAL SIGNATURES

Each person whose signature appears below constitutes and appoints Eliyahu Ayalon and Dror Levy, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstituiton, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue thereof.

Further, pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Eliyahu Ayalon	Chairman of the Board and Chief Executive	January 26, 2007
Eliyahu Ayalon	Officer (Principal Executive Officer)

/s/ Dror Levy	Chief Financial Officer and Secretary	January 26, 2007
Dror Levy	(Principal Financial Officer and Principal
Accounting Officer)

/s/ Zvi Limon	Director	January 26, 2007
Zvi Limon

Signature	Title	Date

/s/ Yair Shamir	Director	January 26, 2007
Yair Shamir

/s/ Yair Seroussi	Director	January 26, 2007
Yair Seroussi

/s/ Louis Silver	Director	January 26, 2007
Louis Silver

/s/ Patrick Tanguy	Director	January 26, 2007
Patrick Tanguy

Exhibit Index

Exhibit No.	Description
5.1	Opinion of Morrison & Foerster LLP as to the legality of the securities being registered.

23.1	Consent of Kost, Forer, Gabbay & Kassierer, a member of Ernst & Young Global, independent registered public accounting firm.

23.2	Consent of Morrison & Foerster LLP (contained in the opinion of counsel filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).